As filed with the Securities and Exchange Commission on November 16, 1998
                                               Registration No. 333-66967

==============================================================================

                    SECURITIES AND EXCHANGE COMMISSION
                           Washington, DC 20549

                            -------------------

                       PRE-EFFECTIVE AMENDMENT NO. 1
                                    OF
                                 FORM S-3
                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933

                            -------------------

                       JEFFERSON SMURFIT CORPORATION

          (Exact name of Registrant as specified in its charter)

            Delaware                                2653                              43-1531401
(State or Other Jurisdiction of         (Primary Standard Industrial               (I.R.S. Employer
 Incorporation or Organization)          Classification Code Number)            Identification Number)
                                          Jefferson Smurfit Centre
                                            8182 Maryland Avenue
                                          St. Louis, Missouri 63105
                                               (314) 746-1100
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                             -------------------

                                             Michael E. Tierney
                                               Vice President,
                                         General Counsel & Secretary
                                        Jefferson Smurfit Corporation
                                          Jefferson Smurfit Centre
                                            8182 Maryland Avenue
                                          St. Louis, Missouri 63105
                                               (314) 746-1100
        (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                             -------------------

                                                  Copies to:
    John R. Ettinger                          Leslie T. Lederer                  Frederick C. Lowinger
  Davis Polk & Wardwell                  Stone Container Corporation                Sidley & Austin
  450 Lexington Avenue                    150 North Michigan Avenue            One First National Plaza
New York, New York 10017                   Chicago, Illinois 60601              Chicago, Illinois 60603
     (212) 450-4000                            (312) 580-4624                       (312) 853-7000

                                             -------------------

                      Approximate Date of commencement of proposed sale to the public:
                 From time to time after the effective date of this Registration Statement.

                                             -------------------

      If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following
box.   [ ]
      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earliest effective registration statement for the same offering. [ ]
      If delivery of the prospectus is expected to be made pursuant to Rule
434 under the Securities Act, please check the following box. [ ]

                                        CALCULATION OF REGISTRATION FEE
==========================================================================================================
                                                                        Proposed Maximum       Amount of
            Title of Each Class of                   Amount to be      Aggregate Offering     Registration
          Securities to be Registered               Registered(1)          Price (2)             Fee(3)
----------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share.........    4,675,000 shares       $56,392,188           $15,677
==========================================================================================================

(1) Represents the maximum number of shares of Common Stock, par value $.01 per share, of the Registrant ("JSC Common Stock") estimated to be issuable upon the conversion of 4,600,000 shares of Series E Cumulative
    Convertible Exchangeable Preferred Stock issued by Stone Container
    Corporation ("Stone") and the 6 3/4% Convertible Subordinated
    Debentures due 2007 issued by Stone if such conversion occurs after the consummation of the merger of JSC Acquisition Corporation ("Sub"), a Delaware corporation and a wholly owned subsidiary of Jefferson Smurfit
    Corporation ("JSC"), with and into Stone.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).
(3) Computed in accordance with Rule 457(c) under the Securities Act to be $15,677, which is equal to 0.000278 multiplied by the proposed maximum aggregate offering price of $56,392,188.

    EXPLANATORY NOTE: THIS AMENDMENT NO. 1 IS BEING FILED SOLELY FOR THE PURPOSE OF AMENDING EXHIBIT 5.1.

      The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(A) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the commission acting pursuant to said Section 8(A) may determine.

==============================================================================

                                  PART II


                  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

               The estimated expenses payable in connection with the offering described in this Registration Statement are set forth below. All amounts shown are estimates, except the SEC registration fee.

SEC registration fee..............................      $15,677
Printing and engraving expenses...................      $20,000
Accounting fees and expenses......................         None
Legal fees and expenses...........................      $50,000
Miscellaneous.....................................         None
   TOTAL..........................................      $85,677

Item 15.  Indemnification of Directors and Officers.

               Exculpation. Section 102(b)(7) of the Delaware Law permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director for any breach of the director's duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for the payment of unlawful dividends or unlawful stock repurchases, or for any transaction from which the director derived an improper personal benefit.

               The SSCC Charter incorporates the exculpation provisions permitted by Section 102(b)(7) described above.

               Indemnification. Section 145 of the Delaware Law permits a corporation to indemnify any of its directors, officers, employees or agents who was or is a party, or is threatened to be made a party, to any third party proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, for expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe that such person's conduct was unlawful. In a derivative action, i.e., one by or in the right of a corporation, the corporation is permitted to indemnify directors, officers, employees or agents against expenses (including attorneys' fees) actually and reasonably incurred by them in connection with the defense or settlement of an action or suit if they acted in good faith and in a manner that they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

               The SSSC Bylaws make mandatory the indemnification permitted by
Section 145 described above.

               Insurance. The directors and officers of JSC are insured under a policy of directors' and officers' liability insurance.

               Stone Directors and Officers. The merger agreement to effect the Merger (the "Merger Agreement") provides that SSCC will (or will cause Stone to) indemnify and hold harmless, to the same extent provided for in the Stone Charter and Stone Bylaws, current or former directors or officers of Stone for damages and liabilities (including reasonable attorneys' fees) arising out of or pertaining to any action or inaction in their capacity as an officer or director occurring before the Effective Time (including transactions contemplated by the Merger Agreement). The Merger Agreement further provides that the indemnification obligations set forth in the Stone Charter and Stone Bylaws as of the date thereof, will survive the Merger and will not be amended, repealed or otherwise modified for a period of six years after the Effective Time in a manner that would adversely affect the rights of individuals who were directors, officers, employees or agents of Stone or its subsidiaries on or prior to the Effective Time.

               The Merger Agreement also provides that for a period of six years after the Effective Time, SSCC will provide to Stone's current directors and officers liability insurance protection substantially equivalent in kind and scope to that provided by Stone's current directors' and officers' liability insurance policies in effect the date thereof; provided however, SSCC will not be required to expend in any one year an amount in excess of 300% of the annual premiums currently paid by Stone for such insurance (such amount, the "Maximum Premium"); provided, further, that if during such period the annual premiums for comparable insurance coverage exceed the Maximum Premium, SSCC shall be obligated to provide a policy that, in the reasonable judgment of SSCC, provides the best coverage available for a cost not exceeding the Maximum Premium.

Item 16.  Exhibits.


      5.1*            Opinion of Davis Polk & Wardwell
     23.1 **          Consent of Ernst & Young LLP
     23.2             Consent of Davis Polk & Wardwell (included in the
                      opinion filed as Exhibit 5.1)
     24.1 **          Powers of Attorney

------------
*     Filed herewith.
**    Filed previously.

Item 17.  Undertakings.

      (a) The undersigned registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

                  (iii) To include any material information with respect
               to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement:

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by JSC (or SSCC after the Merger) pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on November 16, 1998.

                                   JEFFERSON SMURFIT CORPORATION
                                   (Registrant)


                                   By: /s/ Michael E. Tierney
                                       ---------------------------
                                       Michael E. Tierney
                                       Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to this Registration Statement has been signed below on this 16th day of November, 1998 by the following persons in the capacities indicated.

          Signature                              Title
          ---------                              -----

                                 President, Chief Executive Officer and
               *                 Director (Principal Executive Officer)
------------------------------
(Richard W. Graham)


               *                 Vice President and Chief Financial Officer
------------------------------   (Principal Financial and Accounting Officer)
(Patrick J. Moore)


               *                 Director
------------------------------
(Leigh J. Abramson)


               *                 Director
------------------------------
(Alan E. Goldberg)


               *                 Director
------------------------------
(Michael C. Hoffman)


               *                 Director
------------------------------
(Michael M. Janson)


               *                 Director
------------------------------
(Thomas A. Reynolds, III)


               *                 Director
------------------------------
(James E. Terrill)



*By:  /s/ Michael E. Tierney
      ------------------------------
      Michael E. Tierney
      Attorney-in-Fact


                               EXHIBIT INDEX


5.1     - Opinion of Davis Polk & Wardwell
23.1 ** - Consent of Ernst & Young LLP
23.2    - Consent of Davis Polk & Wardwell (included in the opinion filed as
          Exhibit 5.1)
24.1 ** - Powers of Attorney

** Filed previously.